Exhibit 99.1

Mullen Automotive CEO to Update Shareholders in Upcoming Video

Video will be made available on Tuesday, Sept. 24, 2024, at 9 a.m. Eastern via MullenUSA.com

BREA, Calif., September 23, 2024– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, announces a forthcoming video update for shareholders, provided by Mullen CEO and chairman, David Michery. The Company is planning to release the video update on Tuesday, Sept. 24, 2024, at 9 a.m. Eastern and will be available on MullenUSA.com.

In the upcoming video, Michery will provide insights into key achievements by Mullen and Bollinger Motors, and recent progress made on expanding domestic and international sales and distribution channels. The video will be available for viewing on Mullen’s website and social media channels on Tuesday, Sept. 24, 2024.

“I look forward to providing our shareholders an update on our current Company efforts through Sept. 20, 2024. Thank you everyone for the continued support,” said Michery.

David Michery Filming Shareholder Update Video on Sept. 20, 2024

Company to provide insights into recent key achievements by Mullen and Bollinger Motors.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. The CARB-issued HVIP approval on the Mullen THREE, Class 3 EV truck, provides up to a $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network with the addition of Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Eco Auto, providing sales and service coverage in key Midwest, West Coast and Pacific Northwest and New England markets. The Company also recently announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and Bollinger Motors and are difficult to predict. Examples of such risks and uncertainties include the timing of release of the referenced video update and how long state and federal electric vehicle incentive programs will continue to apply to electric vehicles and the impact of incentive programs on the resultant price of the Company vehicles.

Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; (xi) the vehicles developed will perform as expected and (xii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Mullen Automotive, Inc., with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether because of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen and Bollinger Motors’ plans and expectations as of any subsequent date.

Contact:
Mullen Automotive, Inc.
+1 (714) 613-1900
www.MullenUSA.com

Corporate Communications:
InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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